Exhibit 107
Calculation of Filing Fee Table
Form S-8
(Form Type)
F&G Annuities & Life, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered Securities

Security Type	Title of Securities to be Registered	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price (2)	Fee Rate	Amount of Registration Fee
Equity	Common Stock, par value $0.001 per share	Rule 457(c) and Rule 457(h)(1)	6,000,000 (1)	$22.41	$134,460,000.00	0.00011020	$14,817.49
Equity	Common Stock, par value $0.001 per share	Rule 457(c) and Rule 457(h)(1)	2,000,000 (1)	$22.41	$44,820,000.00	0.00011020	$4,939.17
	Total Offering Amounts:				$179,280,000.00	—	$19,756.66
	Total Fee Offsets:						—
	Net Fee Due:						$19,756.66

(1)F&G Annuities & Life, Inc. (the “Company”) is filing this Registration Statement on Form S-8 (the “Registration Statement”) to register an aggregate of 6,000,000 shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”), available for issuance under the F&G Annuities & Life, Inc. 2022 Omnibus Incentive Plan and an aggregate of 2,000,000 shares of Common Stock available for issuance under the F&G Annuities & Life, Inc. Employee Stock Purchase Plan (together with the F&G Annuities & Life, Inc. 2022 Omnibus Incentive Plan, the “Plans”). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock that may become issuable under the Plans by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Company’s receipt of consideration which results in an increase in the number of outstanding shares of Common Stock.
(2)Estimated pursuant to Rule 457(c) and (h) under the Securities Act for the purpose of calculating the registration fee, based on $22.41 per share, the average of the high share price ($22.82) and the low share price ($22.00) of the Common Stock in the “when-issued” trading market, as reported on the New York Stock Exchange on November 29, 2022.